Exhibit 10.14




                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT is made and entered into as of the 31st day of March, 1996, by and between Tredegar Industries, Inc., a Virginia corporation, 1100 Boulders Parkway, Richmond, Virginia (hereinafter called "Tredegar"), and Richard W. Goodrum, an individual residing at 12830 River Hills Drive, Midlothian, Virginia (hereinafter called "Goodrum").

                              W I T N E S S E T H:

         WHEREAS, Goodrum intends to retire as an employee of Tredegar effective on March 31, 1996;

         WHEREAS,   Goodrum  has  had  significant  experience  with  Tredegar's businesses and operations, including serving as a member of its Executive Committee and Management Committee.

         WHEREAS, Tredegar desires to obtain the benefit of such experience by retaining the consulting services of Goodrum; and

         WHEREAS, Goodrum has agreed to continue as a member of Tredegar's Board of Directors, Executive Committee and Management Committee.

         NOW THEREFORE, the parties hereto mutually agree as follows:

         1. Tredegar hereby retains Goodrum as a consultant, to remain generally familiar with the affairs of Tredegar and its subsidiaries and to make himself available for advice, meetings and consultation (by telephone or in person) from time to time as reasonably requested.

         2. During the term of this Agreement, Goodrum agrees to serve as a member of Tredegar's Executive Committee and Management Committee for such period as may be requested by Tredegar.

         3. Goodrum agrees to make a quarterly visit to Tredegar Film Products' Terre Haute technical facility. Upon the request of Tredegar, Goodrum agrees to visit other locations of Tredegar or its subsidiaries to provide special advice on operational and other matters.

         4. Goodrum agrees to perform such other special projects for Tredegar and its subsidiaries as may be reasonably requested by Tredegar.

         5. Throughout the term of this Agreement, Goodrum will devote his best efforts in the interest of Tredegar in the performance of such services as he may be reasonably requested to provide hereunder.

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         6.  Goodrum  agrees  to  keep  himself  generally   informed  regarding
Tredegar's affairs, particularly such operational matters as may be designated from time to time by Tredegar.

         7.  Tredegar  agrees to provide  Goodrum  with  office  space,  limited
secretarial   assistance  and  access  to  business  publications  and  internal documents so as to enable Goodrum to be effective.

         8. For the services rendered hereunder by Goodrum (including his service as a member of Tredegar's Executive Committee and Management Committee), Tredegar shall pay Goodrum and Goodrum hereby accepts as full compensation therefor the annual amount of $25,000, which payments will be made in quarterly installments in advance and prorated for any partial year.

         9. Tredegar will reimburse Goodrum for his reasonable traveling and miscellaneous expenses incurred in the performance of his services hereunder, provided that such expenses shall be approved by another member of Tredegar's Executive Committee.

         10. During the term of this Agreement, Goodrum shall be deemed for all purposes an independent contractor and not an "employee" of Tredegar.

         11. Any and all inventions, discoveries, improvements, ideas, processes, methods, formulae and modifications (collectively, "Inventions") made or conceived by Goodrum during the term of this Agreement as the direct or indirect result of the services rendered hereunder that relate to the actual or anticipated business of the Company shall become the absolute property of Tredegar, and Goodrum will promptly disclose to Tredegar and upon its request assign to it such Inventions without further compensation or remuneration. Goodrum agrees to execute from time to time, during or after the term hereof, such documents as Tredegar may consider necessary to evidence Tredegar's ownership of such Inventions.

         12. Goodrum agrees that he will not during or after the term of this Agreement disclose to anyone other than the officers and duly authorized employees and representatives of Tredegar, except with the written permission of Tredegar, any unpublished knowledge or information that may be obtained by him from Tredegar or from others in the course of his duties hereunder with respect to the conduct and details of the business or the processes, formulae, compounds, equipment, machinery, appliances, "know-how" and arts used or usable by Tredegar in its business, in its research and development activities, or any business contemplated by Tredegar, or any other unpublished knowledge or information so obtained of whatever character.

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         13. During the term of this Agreement,  Goodrum agrees that he will not act on behalf of any other party on matters involving use of information obtained from Tredegar or involving any conflict with work performed for Tredegar.

         14. The initial term of this Agreement shall be the one-year period commencing on April 1, 1996 (the "Initial Term"), and this Agreement shall automatically renew for additional successive one-year terms unless one of the parties hereto provides the other party with notice of its intent to terminate this Agreement at least thirty (30) days prior to expiration of the then current term of the Agreement. Notwithstanding the foregoing, this Agreement shall terminate upon Goodrum's death, and, at the option of Tredegar, this Agreement may be terminated upon sixty (60) days prior written notice to Goodrum in the event of Goodrum's disability, if Tredegar determines in good faith that such disability renders Goodrum substantially unable to perform services requested hereunder. Goodrum's obligations set forth in paragraphs 11 and 12 above shall survive the termination of this Agreement.

         15. Due to the personal nature of this Agreement as it pertains to Goodrum, his duties and interests shall not be assignable or transferable without the prior written consent of Tredegar.

         16. There are no other agreements or understandings, verbal or in writing, between the parties hereto regarding the subject matter of this Agreement or any part thereof.

         17. This Agreement shall be construed and interpreted under the laws of Virginia.

         IN WITNESS WHEREOF, Tredegar Industries, Inc. has caused this instrument to be signed in its name by its duly authorized officer and Richard
W. Goodrum has hereunto set his hand, all as of the day and year first above written.


                                                     TREDEGAR INDUSTRIES, INC.



                                                     By   /s/ John D. Gottwald
                                                       John D. Gottwald
                                                       President



                                                     /s/ Richard W. Goodrum
                                                     Richard W. Goodrum